Exhibit 10.1(z)

ADTRAN HOLDINGS, INC.

FORM of RESTRICTED STOCK UNIT AGREEMENT

This Restricted Stock Unit Agreement (this “Agreement”) sets forth the specified terms of ADTRAN Holdings, Inc.’s grant of the number of Restricted Stock Units (“RSU”) as is set forth in the Morgan Stanley StockPlan Connect (the “Portal”) to the applicable grantee named in the Portal (the “Participant”) pursuant to the ADTRAN Holdings, Inc. 2024 Employee Stock Incentive Plan (the “Plan”) as of the date of grant set forth in the Portal. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan.

Vesting and Delivery of Common Stock: The RSUs shall become vested and nonforfeitable according to the following schedule, measured from the date of grant:

Anniversary of the date of grant:	Vested percentage:
One-year anniversary	25%
Two-year anniversary	25%
Three-year anniversary	25%
Four-year anniversary	25%

Under the above schedule, before the one-year anniversary, no part of the Award is vested or nonforteitable.

One share of the Company’s Common Stock shall be issued to the Participant for every RSU that becomes vested pursuant to the schedule above. The Company will issue shares of Common Stock to the Participant as soon as administratively practicable following the date the applicable portion of the RSUs have become vested; provided, however, if any law or regulation requires the Company to take any action (including, but not limited to, the filing of a registration statement under the Securities Act and causing such registration statement to become effective) with respect to such shares of Common Stock before the issuance thereof, then the date of delivery of the shares shall be extended for the period necessary to take such action, to the maximum extent permitted by Section 409A of the Code. Except as specifically set forth herein or as approved by the Committee, the unvested portion of the RSUs shall be forfeited in the event the Participant incurs a Separation from Service for any reason.

Accelerated Vesting and Delivery: In the event of (1) the Participant’s death or (2) the Participant’s Separation from Service due to Disability, all outstanding unvested RSUs shall immediately vest. One share of the Company’s Common Stock shall be issued to the Participant for every vested RSU as soon as administratively practicable following the acceleration event.

Change of Control: In the event of a Change of Control of the Company and the Participant’s involuntary Separation from Service without Cause within twenty-four (24) months following consummation of the Change of Control, all outstanding unvested RSUs shall immediately vest. The RSUs granted herein shall not vest upon a Change of Control in the absence of a Separation from Service without Cause except as may be approved by the Committee.

Designation of Beneficiary: The Participant hereby designates the following individual as the beneficiary of this Agreement:

Participant Name: __________________________________

Beneficiary Name: __________________________________

Address: __________________________________

__________________________________

Relationship: __________________________________

□ Check this box to apply the above beneficiary designation to all prior grants.

To complete this beneficiary designation, this Agreement should be printed out, the information above should then be completed, and the Agreement should then be emailed to ____ at ___. The Participant may modify this beneficiary designation by submitting the change in writing to the Company. Beneficiary designations are not effective until received by the Company. If no beneficiary is designated, then except as may be provided in the Plan, any benefits due hereunder following the death of the Participant will be paid to the Participant’s estate.

The RSUs are granted pursuant to the Plan. The Participant has received a copy of the Plan’s prospectus, including a copy of the Plan. The Participant agrees to the terms of this Agreement, which may be amended only upon a written agreement signed by the parties hereto or as otherwise permitted by the Plan. The Award’s date of grant is deemed to be the date that such Award is approved by the Committee or the Chief Executive Officer, as applicable. The Participant is deemed to have accepted this Award unless he or she expressly elects to reject the Award by notifying Human Resources within 30 days of receiving a notice in the portal that the Award has been granted.

If there are any questions regarding this Agreement or the RSUs, please refer to the Plan or contact ____ at ____.

ADTRAN HOLDINGS, INC.

Thomas R. Stanton

Chief Executive Officer